AMENDMENT TO PARTICIPATION AGREEMENT

THIS Amendment ("Amendment") is made as of June 1, 2007 among PRINCIPAL VARIABLE CONTRACTS FUND, INC., an open-end management investment company organized under the laws of the State of Maryland ("PVC"), PRINCIPAL FUNDS DISTRIBUTOR, INC. ("PFDI"), a principal underwriter for the shares of PVC, organized under the laws of the State of Washington, and PRINCIPAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Iowa (the "Company"), on its own behalf and on behalf of each segregated asset Account of the Company as referenced in the Agreement.

WHEREAS, the parties entered into a Participation Agreement dated January 5, 2007 the "Agreement");

NOW THEREFORE, PVC, PFDI and the Company hereby agree to amend the Agreement as follows:

1.     Schedule A to the Agreement is hereby restated, in its entirety, and replaced with Schedule A attached hereto.

2.     Schedule B to the Agreement is hereby restated, in its entirety, and replaced with Schedule B attached hereto.

3.    Terms used, but not defined herein, shall have the same meaning assigned to the1p in the Agreement. Except as expressly amended by this Addendum, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as the date and year first above written.

PRINCIPAL LIFE INSURANCE COMPANY	PRINCIPAL FUNDS DISTRIBUTOR, INC.
/s/ Sara Wiener	/s/ David L. Reichart
By: ____________________________________	By: ____________________________________
Name: Sara Wiener	Name:
Title Director - Product Mgmt	Title:

PRINCIPAL VARIABLE CONTRACTS FUND, INC.
/s/ Ralph C. Eucher
By: ____________________________________
Name: Ralph C. Eucher
Title: President and Chief Executive Officer

Schedule A
Separate Accounts, Associated Contracts, Available Share Classes and Funds

Name of Separate Account and	Contracts Funded	PVC Share Class
Date Established bv Board of Trustees	By Separate Account	Available to Separate Account

Principal Life Insurance Company	• Principal Variable Annuity	All Share Classes
Separate Account B	• Principal Investment Plus
Variable Annuity
• Principal Freedom Variable
Annuity
• Principal Freedom Variable
Annuity 2
• Personal Variable Annuity
Contract
• Premier Variable Annuity
Contract

Principal Life Insurance Company	• Flex Variable Life	All Share Classes
Variable Life Separate Account	• Principal Variable
Universal Life Income
• Principal Variable
Universal Life Accumulator
• Survivorship Variable
Universal Life
• Executive Variable
Universal Life
• PrinFlex Life®
• Principal VUL Accumulator
II
• Benefit Variable Universal
Life
• VUL Income II
• Executive Variable
Universal Life II
• Benefit Variable Universal
Life II

Shares of all Funds of PVC will be made available to the Company as the sponsor of the Accounts.

Schedule B

Commencing on the date the Participation Agreement becomes effective, PFDI shall pay the Company an amount equal on an annual basis to the following:

•	.095% to .27% (dependent on the Fund, as listed below) of average daily net assets of each Fund held in the Accounts.

Except that such compensation is not payable in connection with FVLI assets.

Such payments shall be made within thirty days of the end of each month.

Principal VCF Asset Allocation -	0.0027
Principal VCF Balanced -	0.00145
Principal VCF Bond Division -	0.00145
Principal VCF Capital Value Division -	0.00145
Principal VCF Equity Growth Division -	0.0027
Principal VCF Equity Income I Division-	0.00145
Principal VCF Government & High Quality Bond Division -	0.00145
Principal VCF Growth Division -	0.00145
Principal VCF International Division -	0.00145
Principal VCF International Emerging Markets Division -	0.00145
Principal VCF International SmallCap Division -	0.00145
Principal VCF LargeCap Blend Division -	0.0027
Principal VCF LargeCap Growth Equity -	0.0027
Principal VCF LargeCap Stock Index -	0.00095
Principal VCF LargeCap Value Division -	0.0025
Principal VCF LifeTime Strategic Income Division-	0.001488
Principal VCF LifeTime 2010 Division -	0.001542
Principal VCF LifeTime 2020 Division-	0.001556
Principal VCF LifeTime 2030 Division -	0.00162
Principal VCF LifeTime 2040 Division -	0.001651
Principal VCF LifeTime 2050 Division -	0.001676
Principal VCF Short-Term Bond Division-	0.00145
Principal VCF MidCap Division -	0.00145
Principal VCF MidCap Growth Division -	0.0027
Principal VCF MidCap Stock -	0.00145
Principal VCF MidCap Value Division -	0.0027
Principal VCF Money Market Division -	0.00145
Principal VCF Real Estate Division -	0.0016
Principal VCF SmallCap Division -	0.00145
Principal VCF SmallCap Growth Division -	0.0027
Principal VCF SmallCap Value Division -	0.0027
Principal VCF SAM Balance Portfolio	0.0014
Principal VCF SAM Conservative Balance Portfolio	0.00138
Principal VCF SAM Conservative Growth Portfolio	0.00142
Principal VCF SAM Flexible Income Portfolio	0.00138
Principal VCF SAM Strategic Growth Portfolio	0.00142
Principal VCF West Coast Equity Account	0.00145